Exhibit 99

                                                  MGI PROPERTIES
                                        CONSOLIDATED STATEMENT OF EARNINGS
                                        TWELVE MONTHS ENDED APRIL 30, 1994
                                                    (unaudited)



INCOME
Rental and other income                                                                                 $39,788,000
Interest                                                                                                    549,000
Other                                                                                                        64,000
Total income                                                                                             40,401,000
EXPENSES
Property operating expenses                                                                              11,673,000
Real estate taxes                                                                                         4,935,000
Depreciation and amortization                                                                             7,428,000
Interest                                                                                                  5,344,000
General and administrative                                                                                2,356,000
Total expenses                                                                                           31,736,000
Income before net gain                                                                                    8,665,000
Net gain                                                                                                    450,000
Net income                                                                                               $9,115,000

PER SHARE DATA
Income before gain from disposition of real estate                                                             $.76
Gain from disposition of real estate                                                                            .04
Net income                                                                                                     $.80

Weighted average shares outstanding                                                                      11,409,909
















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